Exhibit 99.01

INVESTMENT AND REORGANIZATION AGREEMENT

          INVESTMENT AND REORGANIZATION AGREEMENT (this “Agreement”), dated as of October 25, 2004, by and among BellSouth Corporation, a Georgia corporation (“BellSouth”), SBC Communications Inc., a Delaware corporation (“SBC”), Cingular Wireless Corporation, a Delaware corporation (“Cingular Manager”), Cingular Wireless LLC, a Delaware limited liability company (“Cingular Wireless”), Links I Corporation, a Delaware corporation and a wholly owned subsidiary of Cingular Manager (“Links”), Cingular Wireless II, Inc., a Delaware corporation and a wholly owned subsidiary of Cingular Manager (“Newco”), BLS Cingular Holdings, LLC, a Georgia limited liability company and a wholly owned subsidiary of BellSouth (“BellSouth Holdings”), SBC Alloy Holdings, Inc., a Delaware corporation and an indirect wholly owned subsidiary of SBC (“SBC Holdings”), BellSouth Enterprises, Inc., a Georgia corporation and a wholly owned subsidiary of BellSouth (“BellSouth Enterprises”), BellSouth Mobile Systems, Inc., a Delaware corporation and a wholly owned subsidiary of BellSouth Enterprises (“BellSouth Mobile Systems”), BellSouth Mobile Data, Inc., a Georgia corporation and a wholly owned subsidiary of BellSouth Mobile Systems (“BellSouth Sub”), and SBC Long Distance, Inc., a Delaware corporation and a wholly owned subsidiary of SBC (“SBC Sub”).

W I T N E S S E T H:

          WHEREAS, BellSouth and SBC (individually, a “Parent” and collectively, the “Parents”) are the sole stockholders of Cingular Manager, and BellSouth Holdings, SBC Holdings, and Cingular Manager are the sole members of, and Cingular Manager is the sole manager of, Cingular Wireless;

          WHEREAS, AT&T Wireless Services, Inc., a Delaware corporation (“AWE”), Cingular Manager, Cingular Wireless, Links and, solely with respect to specific provisions, SBC and BellSouth, have entered into an Agreement and Plan of Merger, dated as of February 17, 2004 (as amended from time to time, the “Merger Agreement”), pursuant to which Links will be merged with and into AWE (the “Merger”) with AWE as the surviving corporation in the Merger;

          WHEREAS, pursuant to the Investment Agreement, dated February 17, 2004, by and between BellSouth and SBC (the “Original Investment Agreement”), BellSouth and SBC have agreed that BellSouth or one or more of its subsidiaries will provide to Cingular Manager 40%, and SBC or one or more of its subsidiaries will provide to Cingular Manager 60%, of the aggregate Merger Consideration payable in the Merger (collectively, the “Parent Contributions”);

          WHEREAS, BellSouth, SBC, BellSouth Holdings, SBC Holdings and Cingular Manager are parties to the Limited Liability Company Agreement of Cingular

Wireless LLC, dated as of October 2, 2000, as amended (the “Cingular Wireless LLC Agreement”);

          WHEREAS, AWE has obtained the consent of the holders of its 7.350% Senior Notes due 2006, 7.875% Senior Notes due 2011 and 8.750% Senior Notes due 2031 (the “2001 AWE Notes”) issued pursuant to the Indenture, dated as of March 6, 2001, under which U.S. Bank N.A. is currently the indenture trustee (the “2001 AWE Indenture”), and the holders of its 6.875% Senior Notes due 2005, 7.500% Senior Notes due 2007 and 8.125% Senior Notes due 2012 (the “2002 AWE Notes” and, collectively with the 2001 AWE Notes, the “AWE Notes”) issued pursuant to the Indenture, dated as of April 11, 2002, under which U.S. Bank N.A. is currently the indenture trustee (the “2002 AWE Indenture” and, collectively with the 2001 AWE Indenture, the “AWE Indentures”), to amend the AWE Indentures to permit the issuer of, or any guarantor or co-obligor of, the AWE Notes, or any of their respective successors, to convert to and exist as any organizational form and, in the case of the 2002 AWE Indenture, to make certain modifications to the financial reporting provisions therein (the “Consent Solicitations”), the consenting holders of AWE Notes being entitled to receive a consent fee only upon consummation of the Merger;

          WHEREAS, AWE and the indenture trustee under the 2001 AWE Indenture and the 2002 AWE Indenture have executed and delivered effective supplemental indentures reflecting the amendments to the 2001 AWE Indenture and the 2002 AWE Indenture for which consent of the holders of the AWE Notes was obtained pursuant to the Consent Solicitations, with AWE’s right to take the actions permitted by those supplemental indentures being conditioned on the consummation of the Merger;

          WHEREAS, pursuant to a letter from Cingular Wireless to the indenture trustee under the AWE Indentures (on behalf of holders of the AWE Notes), Cingular Wireless agreed, conditioned upon consummation of the Merger and effective upon the Effective Time, to guarantee the performance and discharge of, jointly and severally with AWE and any other obligor of the AWE Notes, the obligation to pay the principal of (and premium, if any), and interest and other amounts due, if any, on the AWE Notes on the dates and in the manner provided in the AWE Indentures and in the AWE Notes;

          WHEREAS, pursuant to a letter from Cingular Manager to Cingular Wireless, dated August 19, 2004, Cingular Manager agreed to cause AWE to become a subsidiary of Cingular Wireless following the Effective Time; and

          WHEREAS, BellSouth and SBC desire to terminate the Original Investment Agreement and BellSouth, SBC and the other parties hereto desire to enter into this Agreement to provide for the Parent Contributions and certain reorganization transactions set forth herein.

          NOW, THEREFORE, in consideration of the promises and representations and warranties set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows (capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement):

ARTICLE I

TERMINATION OF ORIGINAL INVESTMENT AGREEMENT

          BellSouth and SBC agree that the Original Investment Agreement is hereby terminated, such agreement to be superceded in its entirety by this Agreement.

ARTICLE II

[Reserved]

ARTICLE III

REPRESENTATIONS AND WARRANTIES; COVENANTS

     Section 3.1 Representations and Warranties of Each of the Parties. Each party to this Agreement upon execution represents and warrants to each other party to this Agreement as follows:

     (a) It is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own and operate its properties and assets and to carry on its business in all material respects as it is currently conducted.

     (b) Except as contemplated by this Agreement, and other than the filings and/or notices required to effect the Merger and filings required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no notices, reports or other filings are required to be made by it or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it or any of its Subsidiaries from, any Governmental Entity, in connection with the execution and delivery of this Agreement by it and the performance of its obligations hereunder, except those that the failure to make or obtain would not, individually or in the aggregate, prevent, materially delay or materially impair its ability to perform its obligations hereunder.

     (c) The execution, delivery and performance of this Agreement by it do not, and the performance of its obligations hereunder will not, constitute or result in (A) a breach or violation of, or a default under, its certificate of incorporation, by-laws or other governing instruments, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other Encumbrance on its assets or the assets of any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to any Contract binding upon it or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which it or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of its or its Subsidiaries’ Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, would not be reasonably likely to prevent, materially delay or materially impair its ability to perform its obligations hereunder.

     (d) It has all requisite power and authority and has taken all corporate or other organizational action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement is a legal, valid and binding agreement of it enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

     Section 3.2 Covenant of Each of the Parties to Effect the Transactions Contemplated by this Agreement. Each party to this Agreement agrees to take all additional action necessary or advisable to perform its obligations hereunder at the times specified, including, without limitation, executing or procuring the execution of any necessary authorizations, resolutions or consents of it (whether in its capacity as a participating party to a transaction contemplated hereby or as a stockholder or member of a participating party) or its stockholders, subsidiaries, members, board of directors, strategic review committee, manager or similar governing or managing bodies (including by causing its employees who are members of these bodies to execute such authorizations, resolutions or consents).

ARTICLE IV

PRE–EFFECTIVE TIME STEPS

     Section 4.1 Supplemental Indentures to AWE Indentures. On the Closing Date, Cingular Wireless and Newco shall, and Parents shall cause AWE to, execute and deliver to the applicable indenture trustee supplemental indentures to the AWE 2001 Indenture and the AWE 2002 Indenture pursuant to which Cingular Wireless and Newco shall, fully and unconditionally (as defined in Item 3-10(h)(2) of Regulation S-X of the SEC) and irrevocably assume and agree to perform and discharge, or guarantee the performance and discharge of, jointly and severally with AWE and any other co-obligor of the AWE Notes, the obligation to pay the principal of (and premium, if any), and interest and any other amounts due, if any, on the AWE Notes on the dates and in the manner provided in the AWE Indentures and in the AWE Notes (such supplemental indentures, the “AWE Supplemental Indentures”). The AWE Supplemental Indentures shall be in form satisfactory to the indenture trustees and accompanied by such officers’ certificates and opinion of counsel as the indenture trustees shall require in accordance with the respective terms of the AWE 2001 Indenture and the AWE 2002 Indenture, as applicable. In consideration for the transactions contemplated by this Agreement, Parents and Cingular Wireless hereby agree to take all action necessary to include the AWE Notes in the definition of “Senior Capital Markets Debt” under the Capital Markets Debt Subordination Agreement, dated as of November 21, 2000, among SBC, BellSouth, each other subsidiary lender party thereto and Cingular Wireless. The parties to this Agreement agree that (i) for tax purposes, the obligations arising under the AWE Indentures, as supplemented shall be considered obligations of Newco and (ii) Newco shall reimburse AWE and Cingular Wireless for any payments AWE or Cingular Wireless makes under the AWE Indentures, as supplemented.

     Section 4.2 Designation, Subscription and Issuance of Cingular Manager Preferred Stock.

     (a) Prior to the Effective Time, Cingular Manager shall file with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), in accordance with Section 151(g) of the Delaware General Corporation Law (the “DGCL”), a Certificate of Designations substantially in the form attached hereto as Exhibit A designating a series of preferred stock, par value $0.01 per share (“Cingular Manager Preferred Stock”), of Cingular Manager comprised of ten (10) shares of Cingular Manager Preferred Stock. Such Certificate of Designations shall be made to be effective immediately upon filing.

     (b) (i) BellSouth hereby subscribes for four shares of Cingular Manager Preferred Stock (or such other number of shares of Cingular Manager Preferred Stock as shall be agreed upon in writing by BellSouth and SBC, but in any event such number shall be a number that equals 40% of the total number of shares of Cingular Manager Preferred Stock issued pursuant to this Section 4.2), and Cingular Manager hereby accepts such subscription and shall issue to BellSouth a stock certificate representing such number of validly issued shares of Cingular Manager Preferred Stock upon receipt of the BellSouth Contribution Amount (as defined below). As promptly as practicable after the Effective Time and, in any event, prior to 5:00 P.M., New York City time, on the Closing Date (provided, however, that in the event that both of the Parents shall not have received notice of the Effective Time at or before 10:30 A.M., New York City time, on the Closing Date, such period shall be extended to 5:00 P.M., New York City time, on the next business day after the Closing Date (such date the “Financing Satisfaction Date”)), BellSouth shall pay and deliver to Cingular Manager the BellSouth Contribution Amount in cash by wire transfer and by intrabank transfer to the account of Cingular Manager at J.P. Morgan Chase & Co. (“JP Morgan”) referenced in the Flow of Funds Memorandum (the “Flow of Funds Memo”) attached hereto as Exhibit B (such account, the “Cingular Manager JP Morgan Account”). The Cingular Manager Preferred Stock issued to BellSouth shall be redeemed in accordance with its terms as described on Schedule 6.4 hereof. The Board of Directors of Cingular Manager shall allocate to surplus the entire BellSouth Contribution Amount received by Cingular Manager from BellSouth (other than the minimum amount required by Section 154 of the DGCL to be allocated to the capital of Cingular Manager).

          (ii) The “BellSouth Contribution Amount” shall be equal to 40% of the Parent Contribution Amount. The “Parent Contribution Amount” shall be the amount set forth in the Flow of Funds Memo under the caption “Parent Contribution Amount.”

     (c) (i) SBC hereby subscribes for six shares of Cingular Manager Preferred Stock (or such other number of shares of Cingular Manager Preferred Stock as shall be agreed upon in writing by BellSouth and SBC, but in any event such number shall be a number that equals 60% of the total number of shares of Cingular Manager Preferred Stock issued pursuant to this Section 4.2), and Cingular Manager hereby accepts such subscription and shall issue to SBC a stock certificate representing such number of validly issued shares of Cingular Manager Preferred Stock upon receipt of the SBC Contribution Amount (as defined below). As promptly as practicable after the Effective Time and, in any event, prior to 5:00 P.M., New York City time, on the Closing Date (provided, however, that in the event that both of the Parents shall not have received notice of the Effective Time at or before 10:30 A.M., New York City time, on the Closing Date, such period shall be extended to 5:00 P.M., New York City time, on the Financing Satisfaction Date), SBC shall pay and deliver to Cingular Manager the SBC Contribution Amount in cash by intrabank transfer to the Cingular Manager JP Morgan Account. The Cingular Manager Preferred Stock issued to SBC shall be redeemed in accordance with its terms as described on Schedule 6.4. The Board of Directors of Cingular Manager shall allocate to surplus the entire SBC Contribution Amount received by Cingular Manager from SBC (other than the minimum amount required by Section 154 of the DGCL to be allocated to the capital of Cingular Manager).

          (ii) The “SBC Contribution Amount” shall be equal to 60% of the Parent Contribution Amount.

     Section 4.3 Contribution of Cash by Cingular Manager to Links. As promptly as practicable after receipt of the Parent Contribution Amount and, in any event, prior to 5:00 P.M., New York City time, on the Closing Date (provided, however, that in the event that both of the Parents shall not have received notice of the Effective Time at or before 10:30 A.M., New York City time, on the Closing Date, such period shall be extended to 5:00 P.M., New York City time, on the Financing Satisfaction Date), Cingular Manager shall contribute such amount to Links. Cingular Manager shall deliver to Links the amount of such contribution in cash by intrabank account transfer to the account of Links at JP Morgan referenced in the Flow of Funds Memo (such account, the “Links JP Morgan Account”). The Board of Directors of Links shall allocate to surplus the entire amount of such contribution (other than the minimum amount required by Section 154 of the DGCL to be allocated to the capital of Links).

ARTICLE V

EFFECTIVE TIME OF MERGER

     Section 5.1 Effect of the Merger. As a result of the consummation of the Merger, AWE shall become a wholly owned subsidiary of Cingular Manager.

     Section 5.2 Deposit of Estimated Aggregate Merger Consideration with the Paying Agent.

     (a) As promptly as practicable after receipt of the Parent Contribution Amount and, in any event, prior to 5:00 P.M., New York City time, on the Closing Date (provided, however, that in the event that the Parents shall not have received notice of the Effective Time at or before 10:30 A.M., New York City time, on the Closing Date, such period shall be extended to 5:00 P.M., New York City time, on the Financing Satisfaction Date), Links shall deliver to Mellon Investor Services LLC (the “Paying Agent”), in accordance with the terms of the Paying Agent Agreement, dated September 21, 2004, between Cingular Manager and the Paying Agent (the “Paying Agent Agreement”), the Parent Contribution Amount, in cash by intrabank account transfer to the account of the Paying Agent at JP Morgan referenced in the Flow of Funds Memo (such account, the “Paying Agent JP Morgan Account”).

     (b) As promptly as practicable after the Effective Time and, in any event, prior to 5:00 P.M., New York City time, on the Closing Date (provided, however, that in the event that the Parents shall not have received notice of the Effective Time at or before 10:30 A.M., New York City time, on the Closing Date, such period shall be extended to 5:00 P.M., New York City time, on the Financing Satisfaction Date), Parents shall cause AWE to deliver to the Paying Agent the AWE Available Cash, which shall be the amount set forth in the Flow of Funds Memo under the caption “AWE Available Cash,” in cash by wire transfer to the Paying Agent JP Morgan Account.

     Section 5.3 Contribution of Newco Common Stock by Cingular Manager to AWE. Cingular Manager shall transfer to AWE, as a contribution to capital, all of the shares of common stock, par value $0.01, of Newco owned by Cingular Manager (such shares constituting all of the issued and outstanding capital stock of Newco). Such transfer shall be effected as promptly as practicable after the Effective Time (and prior to effecting any of the transactions set forth on Schedule 6.4) by Cingular Manager’s delivery to AWE of the stock certificate representing the transferred shares accompanied by a blank stock power executed by Cingular Manager. In connection with this transfer, Cingular Manager shall cause AWE to deliver such stock certificate and stock power to Newco and Newco shall thereupon cancel such stock certificate and issue to AWE a new stock certificate representing such transferred shares as held by AWE. Promptly after the effectiveness of this transfer, Newco shall reflect the foregoing in its stock register. Immediately after the effectiveness of this transfer, Newco shall be a wholly owned subsidiary of AWE.

ARTICLE VI

POST-EFFECTIVE TIME STEPS

     Section 6.1 Redemption of TeleCorp Notes and Tritel Notes.

     (a) As promptly as practicable after the Effective Time, Parents shall cause TeleCorp Wireless, Inc. (formerly known as TeleCorp PCS, Inc.), a Delaware corporation and a wholly owned subsidiary of AWE (“TeleCorp”), to irrevocably deposit with the indenture trustee under the Indenture (the “TeleCorp Indenture”) relating to its 10 5/8%

Senior Subordinated Notes due 2010 (the “TeleCorp Notes”) an amount of cash sufficient to purchase United States treasury securities sufficient, at maturity, to pay, the aggregate amount payable to note holders in respect of a redemption of the TeleCorp Notes on July 15, 2005 and in respect of interest payments due and payable on or prior to July 15, 2005, in satisfaction and discharge of TeleCorp’s and AWE’s obligations under the TeleCorp Indenture in accordance with Sections 8.01 and 13.01 thereof, and request the written acknowledgement of the indenture trustee of such satisfaction and discharge. In connection with the foregoing, the indenture trustee shall be furnished such officers’ certificates and opinions of counsel as the indenture trustee shall require in accordance with the terms of the TeleCorp Indenture.

     (b) As promptly as practicable after the Effective Time, Parents shall cause Tritel PCS, Inc., a Delaware corporation and a wholly owned subsidiary of AWE (“Tritel”), to cause to be mailed (either by Tritel or, under arrangements satisfactory to Parents, by the indenture trustee under the Tritel Indenture (as defined below)) to each holder of its 10 3/8% Senior Subordinated Notes due 2011 (the “Tritel Notes”) a notice of redemption in accordance with the terms of the Indenture relating to the Tritel Notes (the “Tritel Indenture”). The redemption notice shall provide for the redemption of the Tritel Notes on the 30th day after the date of mailing of such notice. As promptly as practicable after the Effective Time and, in any event, prior to the close of business in New York City on the Closing Date, Parents shall cause Tritel to irrevocably deposit with the indenture trustee an amount of cash sufficient to purchase United States treasury securities sufficient, at maturity, to pay, the aggregate amount payable to note holders in respect of such redemption, in satisfaction and discharge of Tritel’s and AWE’s obligations under the Tritel Indenture in accordance with Sections 8.01 and 13.01 thereof, and request the written acknowledgement of the indenture trustee of such satisfaction and discharge. In connection with the foregoing, the indenture trustee shall be furnished such officers’ certificates and opinions of counsel as the indenture trustee shall require in accordance with the terms of the Tritel Indenture.

     Section 6.2 Other Closing Date Payments. As promptly as practicable after the Effective Time and, in any event, prior to 5:00 P.M., New York City time, on the Closing Date (provided, however, that in the event that both of the Parents shall not have received notice of the Effective Time at or before 10:30 A.M., New York City time, on the Closing Date, such period shall be extended to 5:00 P.M., New York City time, on the Financing Satisfaction Date), Parents shall cause AWE to make certain other payments as contemplated by the Flow of Funds Memo in the section entitled “Other AWE Closing Payments”.

     Section 6.3 True-Up of Aggregate Merger Consideration. In accordance with the terms of the Paying Agent Agreement, the Paying Agent will deliver a certificate to Cingular Manager setting forth the actual number of shares of AWE Common Stock and Series C Preferred Stock that were outstanding immediately prior to the Effective Time, and Cingular Manager shall, using such information, promptly calculate the Merger Consideration. To the extent that the Merger Consideration exceeds the Estimated

Aggregate Merger Consideration, unless otherwise agreed upon in writing by BellSouth and SBC, Cingular Manager shall cause AWE, as promptly as practicable after such calculation, to deliver the amount of such difference to the Paying Agent in cash by wire transfer to the Paying Agent JP Morgan Account.

     Section 6.4 Transfer of AWE Common Stock from Cingular Manager to Cingular Wireless. Pursuant to the transactions set forth on Schedule 6.4, (i) BellSouth Sub and SBC Sub shall become members of Cingular Wireless and (ii) AWE shall become a wholly owned subsidiary of Cingular Wireless.

ARTICLE VII

RESTRUCTURING STEPS

     Section 7.1 Conversion of AWE Corporate Subsidiaries into Pass-Through Entities. As promptly as practicable after the Effective Time (and with respect to Tritel and TeleCorp, only after the satisfaction and discharge of the Tritel Indenture and TeleCorp Indenture, respectively), Parents shall cause AWE to take all action necessary to convert substantially all direct and indirect wholly owned domestic controlled subsidiaries of AWE that are subchapter C corporations (other than Newco) into limited liability companies (the “AWE Corporate Subsidiary Conversion”).

     Section 7.2 Transfer of Certain AWE Assets and Assumption of Certain AWE Liabilities.

     (a) Prior to the AWE Transfer (as defined below), Parents shall cause AWE to enter into the Global Contribution and Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit C (the “AWE Headquarters Transfer Agreement”) with AWE Headquarter Assets, LLC, a Delaware limited liability company and a wholly owned subsidiary of AWE (“AWE Headquarters”).

     (b) Parents shall cause AWE to enter into (i) the Assignment Agreement substantially in the form attached hereto as Exhibit D, (ii) the Trademark Assignment substantially in the form attached hereto as Exhibit E and (iii) the Patent Assignment substantially in the form attached hereto as Exhibit F (the transactions contemplated by the agreements described in clauses (i) – (iii) are referred to as the “AWE Transfer”).

     (c) The AWE Transfer shall be treated as a contribution of capital to Newco and shall be effected as promptly as practicable following completion of the AWE Corporate Subsidiary Conversion (or at such other time as agreed upon in writing by BellSouth and SBC) (such time, the “AWE Transfer Effective Time”).

     Section 7.3 Conversion of Newco into a Limited Liability Company. As promptly as practicable after the AWE Transfer Effective Time (or at such other time as BellSouth and SBC shall agree), Newco shall convert from a corporation to a limited liability company (the “Newco Conversion”), in accordance with Section 266 of the

DGCL and Section 18-214 of the Delaware Limited Liability Company Act (the “LLC Act”). Pursuant to the Newco Conversion, all of the outstanding shares of Newco Common Stock shall be converted into that number of units of membership interest in Newco LLC (a “Newco LLC Unit”) as is equal to the AWE Number of Newco LLC Units (as defined below). Newco shall make such filings as are necessary to effect the Newco Conversion as promptly as practicable after the AWE Transfer Effective Time (or at such other time as agreed upon in writing by BellSouth and SBC). “Newco LLC”, as used herein, means Newco as in existence after the Newco Conversion. Immediately after the effective time of the Newco Conversion, AWE shall be the sole member of Newco LLC.

     Section 7.4 Supplemental Indenture to Cingular Indenture.

     (a) In consideration for the Cingular Wireless Transfer (as defined below) Cingular Wireless and Newco shall execute and deliver to the indenture trustee for the Indenture, dated as of December 12, 2001, between Cingular Wireless and Bank One Trust Company, N.A., as trustee, as supplemented (the “Cingular Indenture”), a supplemental indenture to the Cingular Indenture providing that, Newco shall become fully and unconditionally (as defined in Item 3-10(h)(2) of Regulation S-X of the SEC) co-obligated with respect to, jointly and severally with Cingular Wireless, the due and punctual payment of the principal of and any premium and interest on all the securities issued thereunder and the performance or observance of every covenant of the Cingular Indenture on the part of Cingular Wireless to be performed or observed thereunder (such supplemental indenture, the “Cingular Supplemental Indenture”). The Cingular Supplemental Indenture shall be in form satisfactory to the indenture trustee and accompanied by such officers’ certificates and opinions of counsel as the indenture trustee shall require in accordance with the terms of the Cingular Indenture. The parties to this Agreement agree that (i) for tax purposes, the obligations arising under the Cingular Indenture, as supplemented shall be considered obligations of Newco and (ii) Newco shall reimburse Cingular Wireless for any payments Cingular Wireless makes under the Cingular Indenture, as supplemented.

     (b) Promptly after execution of the Cingular Supplemental Indenture, Cingular Wireless shall file with the Securities and Exchange Commission an amendment to its Form 8-A under the Exchange Act relating to its securities issued under the Cingular Indenture to reflect the co-obligation effected by the Cingular Supplemental Indenture.

     (c) Promptly after execution of the Cingular Supplemental Indenture, Cingular Wireless and Newco shall file a supplemental listing application with The New York Stock Exchange reflecting the changes to the Cingular Indenture effected by the Cingular Supplemental Indenture.

     Section 7.5 Transfer of Certain Cingular Wireless Assets and Assumption of Certain Cingular Liabilities.

     (a) Prior to the Cingular Wireless Transfer (as defined below), Cingular Wireless will enter into the Global Contribution and Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit G (the “Cingular Headquarters Transfer Agreement”) with Cingular Headquarters Assets, LLC (“Cingular Headquarters”), a Delaware limited liability company and a wholly owned subsidiary of Cingular Wireless.

     (b) Cingular will enter into (i) the Assignment Agreement substantially in the form attached hereto as Exhibit H, (ii) the Trademark Assignment substantially in the form attached hereto as Exhibit I and (iii) the Patent Assignment substantially in the form attached hereto as Exhibit J (the transactions contemplated by the agreements described in clauses (i) – (iii) are referred to as the “Cingular Wireless Transfer”).

     (c) Cingular Wireless hereby subscribes for a number of Newco LLC Units equal to the Cingular Wireless Number of Newco LLC Units (as defined below) and Newco agrees to accept such subscription and issue to Cingular Wireless such number of validly issued Newco LLC Units at the Cingular Wireless Transfer Effective Time (as defined below). The Newco LLC Units to be issued to Cingular Wireless shall be issued in exchange for the Cingular Wireless Transfer, which shall be effected as promptly as practicable following the effective time of the Newco Conversion (or at such later time as BellSouth and SBC shall agree) (the “Cingular Wireless Transfer Effective Time”).

     (d) In consideration for the Cingular Wireless Transfer and Cingular Wireless’ execution of the AWE Supplemental Indentures, Parents shall cause AWE to execute and deliver to the indenture trustee for the Cingular Indenture a supplemental indenture to the Cingular Indenture providing that AWE shall fully and unconditionally (as defined in Item 3-10(h)(2) of Regulation S-X of the SEC) and irrevocably assume and agree to perform and discharge, or guarantee the performance and discharge of, jointly and severally with Cingular Wireless, Newco LLC and any other co-obligor thereunder, the obligation to pay the principal of (and premium, if any), and interest and any other amounts due, if any, on the notes issued under the Cingular Indenture on the dates and in the manner provided in the Cingular Indenture and the notes issued thereunder (such supplemental indenture, the “Second Cingular Supplemental Indenture”). Such supplemental indenture, if requested by Cingular Wireless, shall be in form satisfactory to the indenture trustee and accompanied by such officers’ certificates and opinions of counsel as the indenture trustee shall require in accordance with the terms of the Cingular Indenture. The parties to this Agreement agree that (i) for tax purposes, the obligations arising under the Cingular Indenture, as supplemented shall be considered obligations of Newco and (ii) Newco shall reimburse AWE for any payments AWE makes under the Cingular Indenture, as supplemented.

     (e) Promptly after execution of the Second Cingular Supplemental Indenture, if required, Cingular Wireless shall file with the Securities and Exchange Commission an amendment to its Form 8-A under the Exchange Act relating to its securities issued under the Cingular Indenture to reflect the co-obligation effected by the Second Cingular Supplemental Indenture.

     (f) Promptly after execution of the Second Cingular Supplemental Indenture, Cingular Wireless and Newco, if required, shall file supplemental listing applications with The New York Stock Exchange reflecting the changes to the Cingular Indenture effected by the Second Cingular Supplemental Indenture.

     Section 7.6 Newco LLC Agreement. Promptly after the Cingular Wireless Transfer Effective Time, Cingular Manager, AWE and Cingular Wireless shall execute and deliver a Limited Liability Company Agreement for Newco LLC (the “Newco LLC Agreement”) substantially in the form attached hereto as Exhibit K. For the avoidance of doubt, the Newco LLC Agreement shall provide, and the Parents shall take all other actions necessary so that, Cingular Manager shall be the manager of Newco LLC. The value of the capital account in Newco LLC of Cingular Wireless shall initially be equal to the net fair market value of the assets transferred pursuant to the Cingular Wireless Transfer (which for the avoidance of doubt, shall include the value of any assets subsequently contributed to Cingular Headquarters in accordance with the Cingular Headquarters Transfer Agreement or to Newco as part of the Cingular Wireless Transfer), net of the liabilities for which Newco is liable under the Cingular Supplemental Indenture, as determined jointly and in good faith by BellSouth and SBC promptly after the date hereof, but in any event, no later than December 31, 2004. Subject to the foregoing, the value of the capital account in Newco LLC of AWE shall initially be equal to the net fair market value of the assets transferred pursuant to the AWE Transfer (which, for the avoidance of doubt, shall include the value of any assets subsequently contributed to AWE Headquarters in accordance with the AWE Headquarters Transfer Agreement or to Newco as part of the AWE Transfer), plus the fair market value of any assets held by AWE that are to be disposed of by AWE (the proceeds of which are contributed to Newco LLC in accordance with Section 7.7), net of the liabilities for which Newco is liable under the AWE Supplemental Indentures, as determined jointly and in good faith by BellSouth and SBC promptly after the date hereof, but in any event, no later than December 31, 2004. BellSouth and SBC hereby agree to determine in good faith the number of Newco LLC Units to be issued to Cingular Wireless in respect of the Cingular Transfer (the “Cingular Wireless Number of Newco LLC Units”) and the number of Newco LLC Units to be issued to AWE in the Newco Conversion (the “AWE Number of Newco LLC Units”), such number of Newco LLC Units to be in proportion to the fair market value of their respective capital accounts in Newco LLC.

     Section 7.7 Contribution of Net Proceeds of AWE Asset Dispositions to Newco. Parents agree to cause AWE to contribute to Newco the net proceeds of the dispositions of those assets listed on Schedule 7.7 in respect of the Newco LLC Units that have already been issued to it (the value of these disposed assets having been factored into the value of AWE’s capital account in Newco and the calculation of the AWE Number of Newco LLC Units).

     Section 7.8 Certain Other Matters.

     (a) Cingular Wireless LLC Agreement. On the Closing Date, Cingular Manager, BellSouth, SBC, BellSouth Holdings, SBC Holdings, BellSouth Sub and SBC Sub shall execute an amendment to the Cingular Wireless LLC Agreement substantially in the form attached hereto as Exhibit L. Cingular Manager, BellSouth, SBC, BellSouth Holdings, SBC Holdings, BellSouth Sub and SBC Sub agree to use their respective reasonable best efforts to restate the Cingular Wireless LLC Agreement within 30 days of the Closing Date.

     (b) Licenses. As soon as practicable following the Closing Date, BellSouth and SBC will initiate discussions regarding the utilization of the Part 27 licenses indirectly held by Cingular Wireless.

ARTICLE VIII

TERMINATION

     Section 8.1 Termination. Subject to Section 8.2, this Agreement shall terminate and be of no further force and effect (i) upon the mutual written agreement of BellSouth and SBC or (ii) upon a termination of the Merger Agreement prior to the Effective Time, but in the case of either (i) or (ii), no such termination shall relieve any party hereto for liability for any breach of this Agreement prior to the time of termination.

     Section 8.2 Actions Related to Termination. In the event that this Agreement is terminated in accordance with its terms and, prior to such termination, any of the parties hereto have consummated any of the transaction contemplated by this Agreement to be consummated by it, the parties shall use their reasonable efforts, to the extent a party is or may reasonably be expected to be materially impaired thereby (as a result of the termination of this Agreement), to as promptly as practicable take any action necessary to unwind such transaction.

ARTICLE IX

MISCELLANEOUS

     Section 9.1 Amendment and Waiver. Any provision of this Agreement may only be amended or waived with the written approval of BellSouth, SBC and any other party to this Agreement that is adversely affected by such amendment or waiver. No approval or consent of any other party shall be necessary to effect any such amendment or waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     Section 9.2 Assignment. No party hereto may assign any of its rights or obligations under this Agreement without the prior written consent of BellSouth and SBC hereto and any such purported assignment shall be null and void.

     Section 9.3 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

     Section 9.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE.

     Section 9.5 Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No Person other than the parties hereto and their successors and permitted assigns in intended to be, no shall any such Person be, a beneficiary of this Agreement.

     Section 9.6 Entire Agreement. This Agreement (including the exhibits and schedules hereof) and the Merger Agreement constitute the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties with respect to the subject matter hereof.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above or, if subsequent to such date, the date set forth next to such party’s signature block.

BELLSOUTH CORPORATION

By:	/s/ Ronald M. Dykes

Name: Ronald M. Dykes
Title: Chief Financial Officer

SBC COMMUNICATIONS INC.

By:	/s/ Randall L. Stephenson

Name: Randall L. Stephenson
Title: Chief Operating Officer

CINGULAR WIRELESS CORPORATION

By:	/s/ Stephen A. McGaw

Name: Stephen A. McGaw
Title: Senior Vice President, Corporate Development

CINGULAR WIRELESS LLC

By:	Cingular Wireless Corporation, its sole manager

By:	/s/ Stephen A. McGaw

Name: Stephen A. McGaw
Title: Senior Vice President, Corporate Development

LINKS I CORPORATION

By:	/s/ Stephen A. McGaw

Name: Stephen A. McGaw
Title: Vice-President

CINGULAR WIRELESS II, INC.

By:	/s/ Stephen A. McGaw

Name: Stephen A. McGaw
Title: Vice-President

BLS CINGULAR HOLDINGS, LLC

By:	Bellsouth Mobile Data, Inc., its manager

By:	/s/ Ronald M. Dykes

Name: Ronald M. Dykes
Title: President

SBC ALLOY HOLDINGS, INC.

By:	/s/ Rayford Wilkins, Jr.

Name: Rayford Wilkins, Jr.
Title: Group President — SBC Marketing and Sales

BELLSOUTH ENTERPRISES, INC.

By:	/s/ Ronald M. Dykes

Name: Ronald M. Dykes
Title: Chief Financial Officer

BELLSOUTH MOBILE SYSTEMS, INC.

By:	/s/ Ronald M. Dykes

Name: Ronald M. Dykes
Title: President

BELLSOUTH MOBILE DATA, INC.

By:	/s/ Ronald M. Dykes

Name: Ronald M. Dykes
Title: President

SBC LONG DISTANCE, INC.

By:	/s/ William H. McCracken

Name: William H. McCracken
Title: Comptroller